Exhibit 23.1

The Reclassification of class A and class B common stock and stock split described in Note 20 to the consolidated financial statements has not been consummated at September 19, 2017. When it has been consummated, we expect to be in a position to furnish the following consent.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 19, 2017

“CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of PQ Group Holdings Inc. of our report dated June 9, 2017, except with respect to our opinion on the consolidated financial statements insofar as it relates to the Reclassification of class A and class B common stock and stock split as to which the date is [X], relating to the financial statements, and financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Philadelphia, PA

[Date]”